Exhibit 23.2

Consent of Hamilton, Rabinovitz & Associates, Inc.

Hamilton, Rabinovitz & Associates (“HR&A”) consents to being named in Crane Co.’s Annual Report (“Form 10-K”) for the year ended December 31, 2011 in the form and context in which HR&A is named and to the incorporation by reference of the Form 10-K in the Registration Statement No. 333-158662 on Form S-8, Registration Statement No. 333-158660 on Form S-8, Registration Statement No. 333-63678 on Form S-8, Registration Statement No. 333-63676 on Form S-8, Registration Statement No. 333-37636 on Form S-8, Registration Statement No. 333-50495 on Form S-8, Registration Statement No. 333-109002 on Form S-3 and Registration Statement No. 333-142672 on Form S-3.

Hamilton, Rabinovitz & Associates, Inc.

February 27, 2012